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                                                                    EXHIBIT 10.1


                              AGREEMENT AND RELEASE


         THIS AGREEMENT AND RELEASE ("Agreement") is entered into by and between PRG-SCHULTZ USA, INC., a Georgia corporation ("PRG-Schultz") and MARK PERLBERG, a resident of the State of Georgia ("Employee"), as of the Effective Date of the Agreement as defined below.

                                   WITNESSETH:

         WHEREAS, the employment relationship between PRG-Schultz and Employee will be terminated, subject to the terms hereof.

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

         1. Termination of Employment. The parties hereto hereby acknowledge and agree that Employee's employment with PRG-Schultz will automatically terminate as of the close of business on July 31, 2003.

         2. Service to be Performed by Employee. Employee, shall perform no services for PRG-Schultz following the close of business on July 31, 2003.

         3. Consideration. In exchange for Employee executing the general release set forth in paragraph 5 below, Employee will be paid as vested severance pay as follows:

                  (a) Base Salary, target bonus and car allowance for two (2) years payable in 52 biweekly cumulative amounts, each of $25,480.77, less any and all deductions for applicable taxes and other company (if so authorized by Employee in writing) related deductions;

                  (b) Payment for outplacement services (payable to the service provider on behalf of Employee) up to a total of $25,000.00 (the service provider selected by the Employee). Outplacement must begin within sixty (60) days of termination date otherwise this benefit is forfeited by Employee;

                  (c) All unvested restricted stock and options hereby vest immediately (i.e. 21,000 unvested shares of restricted stock and 100,000 unvested options) and such options shall be exercisable at any time within seventy-five (75) days after termination date.

                  (d) Deferred compensation account is fully vested and will be paid out in total in the amount of $194,250.58 less any and add deductions for applicable taxes and other company if so authorized by Employee in writing) related deductions;

                  (e) All amounts and consideration set forth in this Paragraph 3 are severance pay which are vested in Employee and shall not be the subject of any mitigation obligation, nor shall

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any amount hereunder be lessened or adversely affected by any wages or other consideration paid or payable to the Employee by or on behalf of any other employer.

         4. Property Remaining in Employee's Possession. Any laptop, blackberry and cell phone provided to Employee by PRG-Schultz will remain in possession of Employee and Employee shall have no duty to return such items to PRG-Schultz. Employee's cell phone number must be switched to a personal account effective 8/1/03. All data and files belonging to PRG-Schultz must be removed from the laptop, blackberry and cell phone by no later than the close of business on July 31, 2003. Employee furthermore agrees to allow PRG-Schultz to inspect the laptop, blackberry and cell phone to confirm that all data and files have been so removed. Employee also covenants and agrees not to retain copies of such data or files, either in hard copy or electronic form.

         5. General Release and Covenant. In consideration of the covenants from PRG-Schultz to Employee set forth herein, the receipt and sufficiency of which are hereby acknowledged except for enforcing the terms hereof, Employee, individually and for Employee's heirs, executors, administrators, agents, assigns, receivers, attorneys, servants, legal representatives, predecessors and successors in interest, regardless of form, trustees in bankruptcy or otherwise, wards, and any other representative or entity acting on Employee's or their behalf, pursuant to, or by virtue of the rights of any of them, does hereby now and forever unconditionally release, discharge, acquit and hold harmless PRG-Schultz and all of its present and former officers, directors, employees, insurers, affiliates, attorneys, parents, subsidiaries (hereafter the "Released Parties"), from any and all claims, rights, demands, actions, suits, damages, losses, expenses (including but not limited to costs and attorneys' fees), liabilities, indebtedness, and causes of action, of whatever kind or nature that existed from the beginning of time through the execution of this Agreement by Employee, regardless of whether known or unknown, and regardless of whether arising from Employee's employment with PRG-Schultz, including, but not limited to, claims under any federal, state or local statute or ordinance, including but not limited to, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers' Benefits Protection Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act and any other employment discrimination or civil rights law, state or federal, as well as any other claims based on constitutional, statutory, common law or regulatory grounds, or under common law, including, but not limited to, claims arising out of tort, contract, quasi-contract or unemployment compensation.

         Employee furthermore covenants and agrees not to file a lawsuit against any of the Released Parties with respect to any claim or claims released hereunder. If Employee breaches this covenant not-to-sue, Employee must immediately repay and refund to PRG-Schultz all payments made to Employee or on Employee's behalf as specified in paragraph 3 above, and shall indemnify and hold harmless the Released Parties from any and all costs and expenses incurred by any and all of them, including, but not limited to, their reasonable attorney's fees, in defending against any such lawsuit.

         6. Return Of Proprietary Information. Prior to receiving any of the compensation specified herein, Employee shall return to PRG-Schultz all Proprietary Information belonging to


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PRG-Schultz. As used herein, "Proprietary Information" means information in written form or electronic media, including but not limited to technical and non-technical data, lists, training manuals, training systems, computer based training modules, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes and plans regarding PRG-Schultz or its affiliates, clients, prospective clients, methods of operation, billing rates, billing procedures, suppliers, business methods, finances, management, or any other business information relating to PRG-Schultz or its affiliates (whether constituting a trade secret or proprietary or otherwise) which has value to PRG-Schultz or its affiliates and is treated by PRG-Schultz or its affiliates as being confidential; provided; however, that Proprietary Information shall not include any information that has been voluntarily disclosed to the public by PRG-Schultz or its affiliates (except where such public disclosure has been made without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. Proprietary Information also includes information which has been disclosed to PRG-Schultz or its affiliates by a third party and which PRG-Schultz or its affiliates are obligated to treat as confidential. Proprietary Information may or may not be marked by PRG-Schultz or its affiliates as "proprietary" or "secret" or with other words or markings of similar meaning, and the failure of PRG-Schultz to make such notations upon the physical embodiments of any Proprietary Information shall not affect the status of such information as Proprietary Information.

         7. Warranty and Representation. Employee represents and warrants that as of the date of execution hereof, Employee has not assigned or transferred or purported to assign or transfer any of the claims released herein. Employee hereby agrees to indemnify and hold harmless the Released Parties against, without any limitation, any and all claims and causes of action (including, but not limited to, costs and attorneys' fees), arising out of any such transfer or assignment.

         8.       General Provisions.

                  (a) This Agreement and the covenants, representations, warranties and releases contained herein shall inure to the benefit of and be binding upon Employee and PRG-Schultz and each of their respective successors, heirs, assigns, agents, affiliates, parents, subsidiaries and representatives.

                  (b) Each party acknowledges that no one has made any representation whatsoever not contained herein concerning the subject matter hereof to induce the execution of this Agreement. Employee acknowledges that the consideration for signing this Agreement is a benefit to which Employee would not have been entitled had Employee not signed this Agreement.

                  (c) Employee agrees that the terms and conditions of this Agreement, including the consideration hereunder shall remain confidential and not disseminated to any person or entity not a party to this Agreement except to Employee's spouse; legal counsel; an accountant or financial advisor for purposes of securing tax/financial planning advice; the Internal Revenue Service; the state taxing agency or otherwise as may be required by law.


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                  (d) Employee agrees that Employee shall refrain from making any disparaging remarks in the media or in any other public setting about PRG-Schultz, its management, owners, directors or customers or about Employee's employment with PRG-Schultz; provided that Employee shall not be restricted from providing information required by law or governmental or judicial order. Employee will not assist in, cooperate or consult with, or encourage any other parties or their attorneys to commence or prosecute any present or future lawsuit or administrative proceeding against PRG-Schultz or any of its subsidiaries, or any officers, directors or employees of same except as required by law. Nothing contained herein however shall prevent Employee from providing truthful testimony in response to a subpoena or any written request from a governmental agency.

                  Employee acknowledges that, pursuant to the Older Worker's Benefits Protection Act of 1990, Employee has the right to, and has been advised by PRG-Schultz to, consult with an attorney before signing this Agreement and that he either has consulted or consciously decided not to seek legal counsel prior to executing this Agreement. Employee also acknowledges that this Agreement releases only those claims which exist as of the date of his execution of this Agreement. Employee further acknowledges Employee's understanding that Employee has twenty-one (21) days to consider this Agreement before signing it, that Employee or PRG-Schultz may revoke this Agreement within seven (7) calendar days after signing it by delivering written evidence of such revocation to the other within that seven (7) day period, and that this Agreement will not be effective or enforceable until expiration of such (7) day period.

                  The "Effective Date" of this Agreement shall be the eighth
(8th) day after the execution of the Agreement by Employee.

                  This Agreement does not constitute an admission of any liability.

                  The parties hereto and each of them agrees and acknowledges that if any portion of this Agreement is declared invalid or unenforceable by a final judgment of any court of competent jurisdiction, such determination shall not affect the balance of this Agreement, which shall remain in full force and effect. Any such invalid portion shall be deemed severable.

                  (e) Neither this Agreement nor any provision hereof may be modified or waived in any way except by an agreement in writing signed by each of the parties hereto consenting to such modification or waiver.

                  (f) Employee acknowledges and agrees that Employee is bound by, and shall continue to be bound by, all of the terms of the Employee Agreement, which terms shall survive the execution and delivery hereof.

                  (g) Other than as expressly provided herein, the parties hereto acknowledge and agree that this Agreement supercedes all prior agreements or other arrangements by and between PRG-Schultz and Employee with respect to compensation and benefits payable by PRG-Schultz to Employee, including all of PRG-Schultz's payment obligations for compensation set forth in any employment agreement between the parties, and that such prior agreements or arrangements with respect to compensation and benefits payable by PRG-Schultz to Employee shall upon the


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execution and delivery hereof by the parties hereto be null and void and of no force and effect whatsoever.

                  (h) This Agreement shall be governed by the laws of the State of Georgia, without reference to principles of conflicts or choice of law under which the laws of any other jurisdiction would apply.

                  (i) This Agreement shall be binding upon and inure to the benefit of Employee and PRG-Schultz and their respective heirs, assigns and successors, and if there is a sale of all or a substantial portion of the assets of PRG-Schultz, the purchaser shall become an obligor along with PRG-Schultz on this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

EMPLOYEE ATTESTS THAT S/HE UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


EXECUTED THIS         5th            DAY OF       September            , 2003.
              ----------------------        ---------------------------

EMPLOYEE:           /s/ Mark Perlberg
         -----------------------------------------------------------------------

Sworn to and subscribed before me this     5th      day of   September   , 2003.
                                       ------------        --------------

Notary Public


EXECUTED THIS         10th           DAY OF         September          , 2003.
              ----------------------        ---------------------------

PRG-SCHULTZ: PRG-SCHULTZ USA, INC.


By:  /s/ Maria A. Neff
   -----------------------------------------

Its:  EVP Human Resources
   -----------------------------------------



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